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                                                                     EXHIBIT 5.1

                                PIPER & MARBURY
                                    L.L.P.
                          1251 AVENUE OF THE AMERICAS
                         New York, New York 10020-1104
                                 212-835-6000
                              FAX: 212-835-6001                      BALTIMORE
                                                                    WASHINGTON
                                                                   PHILADELPHIA
                                                                      EASTON

                               September 14, 1999


Grand Toys International, Inc.
1710 Route Transcandienne
Dorval, Quebec, Canada H9P 1H7

Gentlemen:

     We have acted as counsel to Grand Toys International, Inc., a Nevada corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 of the Company (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on September 14, 1999, pursuant to the Securities Act of 1933, as amended. The Registration Statement covers the sale of 60,000 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), 57,000 shares of Common Stock issuable upon exercise of certain warrants and 8,478 shares of Common Stock issuable upon exercise of certain options (collectively, the "Shares").

     In this capacity, we have examined the Registration Statement, the Articles of Incorporation, as amended, and Amended and Restated Bylaws of the Company, the records of corporate proceedings of the Company and such other statutes, certificates, instruments and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and all public records reviewed are accurate and complete. As to factual matters, we have relied upon statements or representations of officers and other representatives of the Company, public officials or others and have not independently verified the matters stated therein.


     Based upon the foregoing, we are of the opinion that the sale and issuance of the Shares have been duly authorized by the Board of Directors of the
Company, and the Shares when issued and paid for, as contemplated by the Registration Statement and as provided for in the warrant agreements, will be validly issued, fully paid and non-assessable.
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                                                                 PIPER & MARBURY
                                                                      L.L.P.

Grand Toys International, Inc.
September 14, 1999
Page 2

     We call your attention to the fact that the members of this firm who worked on the transactions contemplated herein are not licensed to practice law in any jurisdiction other than the State of New York. To the extent the laws of Nevada are or may be applicable in rendering the foregoing opinion, our opinion is based solely upon a review of the General Corporation Law of the State of Nevada. Accordingly, except as provided in the preceding sentence, we express no opinion with respect to the laws of any jurisdiction other than the State of New York and the federal laws of the United States typically applicable to transactions of the type contemplated by the Registration Statement. Without limiting the generality of the foregoing, we also express no opinion concerning compliance with the laws or regulations of any other jurisdiction or jurisdictions. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

     The opinion expressed in this letter is solely for the use of the Company in connection with the Registration Statement. This opinion may not be relied on by any other person or in any other connection without our prior written approval. The opinion expressed in this letter is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Registration Statement and in the Prospectus included in the Registration Statement.

                              Very truly yours,


                              /s/ Piper & Marbury L.L.P.
                              Piper & Marbury L.L.P.

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